 For Release
 August 5, 2009
 1:00 p.m. PT
Contacts:
Jim Brill
SVP, Finance and Chief Financial Officer
(818) 878-7900

On Assignment Reports Second Quarter Results
Record Gross Margins

CALABASAS, Calif., August 5, 2009 -- On Assignment, Inc. (NASDAQ: ASGN), a diversified professional staffing firm providing flexible and permanent staffing solutions in specialty skills including Laboratory/Scientific, Healthcare/Nursing, Physicians, Medical Financial, Information Technology and Engineering, today reported results for the quarter ended June 30, 2009.

Second Quarter 2009 Financial Highlights
-	Revenues for the second quarter of 2009 were $101.8 million down from $156.1 million in 2008.

-	Gross Margin was 32.8% up from 32.5% in the second quarter of 2008.

-
Net Income was $570,000, or $0.02 per diluted share, down from $6.1 million or $0.17 per diluted share in 2008. Net income for the quarter included a non-cash gain on the maturity of the Company’s $73 million interest rate swap of $685,000 or $0.01 per diluted share.

-	Adjusted EBITDA (a non-GAAP measurement defined below) was $7.5 million or 7.3% of revenues, up as percent of revenue from 6.9% or $8.1 million in the first quarter of 2009.

For the second quarter of 2009, the Life Sciences segment revenues were $22.7 million, down 29.2% from $32.1 million in the same period of 2008. The Healthcare segment revenues, which include Nurse Travel and Allied Healthcare lines of business, were down 49.3% to $23.3 million compared with $45.8 million in the same period of 2008.  Nurse Travel revenues were $14.0 million, down 55.0% from $31.2 million in 2008, Allied Healthcare revenues were $9.2 million, down 37.0% from $14.6 million in the same period of 2008. The Physician segment revenues were $23.3 million, up 6.9% from $21.8 million in the same period of 2008, and the IT and Engineering segment revenues were $32.5 million, down 42.3% from $56.3 million in the second quarter of 2008.

Peter Dameris, President and Chief Executive Officer of On Assignment, Inc. said, “Although labor markets were weak throughout the second quarter, demand for our services continued to stabilize and improve at the end of the quarter. Our team remains sharply focused on maintaining our gross margins, enhancing our cash generation and maximizing the profits we can prudently generate on our current base of revenues. We believe that our operating focus will not only yield better profitability during the economic recession, but will position the Company for strong future operating performance once U.S. Labor markets stabilize.”

Jim Brill, Senior Vice President and Chief Financial Officer of On Assignment, Inc. stated, “Our second quarter gross margin was 32.8%, up from 32.5% in last year’s second quarter. In the second quarter of 2009 gross margin in Life Sciences was 31.8%, Healthcare gross margin was 28.5%, while Physician staffing gross margin was 32.5% and IT and Engineering gross margin was 36.8%."

We ended the quarter with $44.5 million in cash and cash equivalents, which was down from $46.5 million at the end of the preceding quarter. After generating $13.2 million in cash flow from operations during the quarter, we paid down our bank debt by $10.0 million to $100.9 million and made a final $5.3 million earn-out payment related to the purchase of our Physician Staffing business. Capital expenditures were $0.9 million, amortization of intangibles was $1.5 million, depreciation was $1.5 million and equity-based compensation expense was $1.1 million.

Third Quarter 2009 Financial Estimates
Based on revenues in the first four weeks of the third quarter of 2009, taking into account the Company’s normal seasonal patterns and assuming no further deterioration in the staffing markets On Assignment serves, the Company’s financial estimates for the quarter ending September 30, 2009 are as follows:

•	Revenues of $95 to $102 million
•	Gross Margin of 32.6% to 32.8%
•	SG&A of $30.0 to $30.3 million, including depreciation of approximately $1.5 million, amortization of approximately $1.5 million and approximately $1.1 million in equity-based compensation expense
•	Adjusted EBITDA of $5.5 to $7.6 million
•	Net income (loss) of ($0.2) to $0.9 million
•	Earnings (loss) per diluted share of ($0.01) to $0.03

On Assignment will hold its quarterly conference call to discuss its second quarter 2009 financial results this afternoon, Wednesday, August 5, 2009 at 1:30 p.m. Pacific Time.  Interested parties are invited to listen to the conference call by dialing (800) 374-0509 or (706) 679-6365 ten minutes before the call. The conference code is 21830764. A replay of the conference call can be accessed from approximately 3:30 p.m. Pacific Time Wednesday, August 5, 2009 through Wednesday, August 12, 2009 by dialing (800) 642-1687 or (706) 645-9291 with the access code 21830764.

This call is being webcast by Thomson/CCBN and can be accessed via On Assignment’s web site at www.onassignment.com.  Individual investors can also listen at Thomson/CCBN's site at www.fulldisclosure.com or by visiting any of the investor sites in Thomson/CCBN's Individual Investor Network.  Institutional investors can access the call via Thomson/CCBN's password-protected event management site, StreetEvents at www.streetevents.com.

About On Assignment
On Assignment, Inc. is a diversified professional staffing firm providing flexible and permanent staffing solutions in specialty skills including Laboratory/Scientific, Healthcare/Nursing, Physicians, Medical Financial, Information Technology and Engineering. The corporate headquarters are located in Calabasas, California.  On Assignment, Inc. was founded in 1985 as On Assignment/Lab Support and went public in 1992.  The Company’s branch network encompasses approximately 71 branch offices across the United States, United Kingdom, Netherlands, Ireland and Belgium and the Company also provides physicians in Australia and New Zealand.

Reasons for Presentation of Non-GAAP Financial Measures
Statements made in this release and the Supplemental Financial Information accompanying this release includes non-GAAP financial measures.  Such information is provided as additional information, not as an alternative to our consolidated financial statements presented in accordance with GAAP, and is intended to enhance an overall understanding of our current financial performance.  The Supplemental Financial Information sets forth financial measures reviewed by our management to evaluate our operating performance.  Such measures also are used to determine a portion of the compensation for some of our executives and employees.  We believe the non-GAAP financial measures provide useful information to management, investors and prospective investors by excluding certain charges and other amounts that we believe are not indicative of our core operating results.

These non-GAAP measures are included to provide management, our investors and prospective investors with an alternative method for assessing our operating results in a manner that is focused on the performance of our ongoing operations and to provide a more consistent basis for comparison between quarters.  One of the non-GAAP financial measures presented is EBITDA (earnings before interest, taxes, depreciation, amortization of identifiable intangible assets), another term is Adjusted EBITDA (EBITDA plus equity-based compensation expense), which terms might not be calculated in the same manner as, and thus might not be comparable to, similarly titled measures reported by other companies.  The financial statement tables that accompany this press release include reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure.

Safe Harbor
Certain statements made in this news release are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and involve a high degree of risk and uncertainty.  Forward-looking statements include statements regarding the Company’s anticipated financial and operating performance in 2009.  All statements in this release, other than those setting forth strictly historical information, are forward-looking statements.  Forward-looking statements are not guarantees of future performance, and actual results might differ materially.  In particular, the Company makes no assurances that the estimates of revenues, gross margin, SG&A, Adjusted EBITDA, net income, earnings per share or earnings per diluted share set forth above will be achieved. Factors that could cause or contribute to such differences include actual demand for our services, our ability to attract, train and retain qualified staffing consultants, our ability to remain competitive in obtaining and retaining temporary staffing clients, the availability of qualified temporary nurses and other qualified temporary professionals, management of our growth, continued performance of our enterprise-wide information systems, and other risks detailed from time to time in our reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2008, as filed with the SEC on March 16, 2009 and our Quarterly Report on Form 10-Q for the quarter ending March 31, 2009, as filed with the SEC on May 11, 2009.  We specifically disclaim any intention or duty to update any forward-looking statements contained in this news release.

SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Quarter Ended			Six Months Ended
	June 30, 2009	June 30, 2008	March 31, 2009	June 30, 2009	June 30, 2008

Revenues	$101,834	$156,082	$116,802	$218,636	$308,495
Cost of Services	68,437	105,418	79,818	148,255	210,403
Gross Profit	33,397	50,664	36,984	70,381	98,092
Selling, General and Administrative Expenses	29,985	38,826	33,129	63,114	78,523
Operating Income	3,412	11,838	3,855	7,267	19,569
Interest Expense	(2,059)	(1,252)	(1,087)	(3,146)	(5,136)
Interest Income	47	158	56	103	431
Income before income taxes	1,400	10,744	2,824	4,224	14,864
Income Tax Provision	830	4,652	1,176	2,006	6,369
Net Income	$570	$6,092	$1,648	$2,218	$8,495

Basic Earnings Per Share	$0.02	$0.17	$0.05	$0.06	$0.24

Diluted Earnings Per Share	$0.02	$0.17	$0.05	$0.06	$0.24

Weighted Average Number of Shares Outstanding	36,181	35,426	35,840	36,011	35,346

Weighted Average Common and Common Equivalent Shares Outstanding--Diluted	36,385	35,838	35,982	36,188	35,612

SUPPLEMENTAL SEGMENT FINANCIAL INFORMATION
(In thousands)
(Unaudited)

	Quarter Ended			Six Months Ended
	June 30, 2009	June 30, 2008	March 31, 2009	June 30, 2009	June 30, 2008
Revenues:
Life Sciences	$22,749	$32,122	$25,376	$48,125	$64,705

Healthcare Staffing	23,252	45,844	31,511	54,763	90,369

Physician Staffing	23,320	21,814	21,744	45,064	42,393

IT and Engineering	32,513	56,302	38,171	70,684	111,028
Consolidated Revenues	$101,834	$156,082	$116,802	$218,636	$308,495

Gross Profit:
Life Sciences	$7,244	$10,602	$8,102	$15,346	$21,317

Healthcare Staffing	6,616	12,092	8,307	14,923	22,856

Physician Staffing	7,584	6,702	6,542	14,126	12,512

IT and Engineering	11,953	21,268	14,033	25,986	41,407
Consolidated Gross Profit	$33,397	$50,664	$36,984	$70,381	$98,092

SELECTED CASH FLOW INFORMATION
(In thousands)
(Unaudited)

	Quarter Ended			Six Months Ended
	June 30, 2009	June 30, 2008	March 31, 2009	June 30, 2009	June 30, 2008
Cash provided by Operations	$13,244	$8,604	$18,158	$31,402	$15,445
Capital Expenditures	947	2,465	1,638	2,585	4,996

SELECTED CONSOLIDATED BALANCE SHEET DATA
(In thousands)
(Unaudited)

	As of
	June 30, 2009	June 30, 2008	March 31, 2009
Cash and Cash Equivalents	$44,505	$40,051	$46,466
Accounts Receivable, net	51,226	84,654	61,868
Intangible Assets, net	231,149	230,175	232,667
Total Assets	365,176	390,946	383,345
Current Portion of Long-Term Debt	-	693	-
Current Liabilities	38,831	46,275	47,534
Long-Term Debt	100,913	135,219	110,913
Other Long-Term Liabilities	3,056	3,707	3,746
Stockholders’ Equity	222,376	205,745	221,152

RECONCILIATION OF GAAP NET INCOME AND EARNINGS PER SHARE TO NON-GAAP EBITDA AND EBITDA PER SHARE
(In thousands, except per share amounts)
(Unaudited)

	Quarter Ended
	June 30, 2009		June 30, 2008		March 31, 2009
Net Income	$570	$0.02	$6,092	$0.17	$1,648	$0.05
Interest Expense, net	2,012	0.06	1,094	0.03	1,031	0.03
Income Tax Provision	830	0.02	4,652	0.13	1,176	0.03
Depreciation	1,460	0.04	1,217	0.03	1,512	0.04
Amortization of Intangibles	1,538	0.04	2,372	0.07	1,538	0.04
EBITDA	6,410	0.18	15,427	0.43	6,905	0.19
Equity-based Compensation	1,062	0.03	1,561	0.04	1,145	0.03
Adjusted EBITDA	$7,472	$0.21	$16,988	$0.47	$8,050	$0.22

Weighted Average Common and Common Equivalent Shares Outstanding	36,385		35,838		35,982

	Six Months Ended
	June 30, 2009		June 30, 2008
Net Income	$2,218	$0.06	$8,495	$0.24
Interest Expense, net	3,043	0.08	4,705	0.13
Income Tax Provision	2,006	0.06	6,369	0.18
Depreciation	2,972	0.08	2,573	0.07
Amortization of Intangibles	3,076	0.09	4,700	0.13
EBITDA	13,315	0.37	26,842	0.75
Equity-based Compensation	2,207	0.06	3,146	0.09
Adjusted EBITDA	$15,522	$0.43	$29,988	$0.84

Weighted Average Common and Common Equivalent Shares Outstanding	36,188		35,612

RECONCILIATION OF ESTIMATED GAAP NET INCOME TO ESTIMATED NON-GAAP EBITDA AND ADJUSTED EBITDA
(In thousands)
(Unaudited)

	Estimated Range of Results
	Quarter Ending
	September 30, 2009
Net Income (loss)	$(200)	$900
Interest Expense	1,700	1,700
Income Tax Provision (benefit)	(100)	900
Depreciation and Amortization	3,000	3,000
EBITDA	4,400	6,500
Equity-based Compensation	1,100	1,100
Adjusted EBITDA	$5,500	$7,600

SUPPLEMENTAL FINANCIAL INFORMATION – REVENUES AND GROSS MARGINS
(Dollars in thousands)
(Unaudited)

		Healthcare
	Life Sciences	Allied Healthcare	Nurse Travel	Total Healthcare	Physician Staffing	IT and Engineering	Consolidated
Revenues:
Q2 2009	$22,749	$9,204	$14,048	$23,252	$23,320	$32,513	$101,834
Q1 2009	$25,376	$10,205	$21,306	$31,511	$21,744	$38,171	$116,802
% Sequential Change	(10.4%)	(9.8%)	(34.1%)	(26.2%)	7.2%	(14.8%)	(12.8%)
Q2 2008	$32,122	$14,604	$31,240	$45,844	$21,814	$56,302	$156,082
% Year-over-Year Change	(29.2%)	(37.0%)	(55.0%)	(49.3%)	6.9%	(42.3%)	(34.8%)

Gross Margins:
Q2 2009	31.8%	33.9%	24.9%	28.5%	32.5%	36.8%	32.8%
Q1 2009	31.9%	32.2%	23.5%	26.4%	30.1%	36.8%	31.7%
Q2 2008	33.0%	32.5%	23.5%	26.4%	30.7%	37.8%	32.5%

SUPPLEMENTAL FINANCIAL INFORMATION – KEY METRICS
(Unaudited)

	Quarter Ended
	June 30, 2009	March 31, 2009
Percentage of Revenues:
Top Ten Clients	8.7%	8.0%
Direct Hire/Conversion	1.9%	1.7%

Bill Rate:
% Sequential Change	(0.2%)	(0.2%)
% Year-over-Year Change	(0.1%)	1.8%

Bill/Pay Spread:
% Sequential Change	(2.0%)	(0.7%)
% Year-over-Year Change	(2.0%)	3.2%

Average Headcount:
Contract Professionals (CP)	3,344	3,944
Staffing Consultants (SC)	587	676

Productivity:
Gross Profit per SC	$57,000	$55,000